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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Litton Industries, Inc. and subsidiaries (the "Company") on Form S-3 of our report dated September 19, 1996, appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE, LLP

Los Angeles, California

October 16, 1996